UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2011

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34452	27-0467113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Apollo Global Management, LLC 9 West 57th Street, 43rd Floor New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 515-3200

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On May 10, 2011, Apollo Commercial Real Estate Finance, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) related to, among other things, the results of the Company’s 2011 Annual Meeting of Stockholders (the “Annual Meeting”) held on May 4, 2011. This Form 8-K/A is being filed solely to supplement the disclosures made under Item 5.07 of the Original Form 8-K to disclose the decision of the Board of Directors of the Company (the “Board of Directors”) with respect to the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers.

Item 5.07 Submission of Matters to a Vote of Security Holders

As previously reported in the Original Form 8-K, the fourth proposal on which the Company’s stockholders voted at the Annual Meeting was whether a stockholder advisory vote on the compensation of the Company’s named executive officers should be held every one, two or three years. The results of the voting are as shown below:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
5,021,169	78,214	3,330,536	120,215	7,031,002

In light of the stockholders’ recommendation that the advisory vote be held annually, as well as other factors, the Board of Directors has decided that the Company will hold an annual stockholder advisory vote with respect to the compensation of the Company’s named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Commercial Real Estate Finance, Inc.

By:	/s/ Stuart A. Rothstein
	Name:	Stuart A. Rothstein
	Title:	Chief Financial Officer

Date: September 23, 2011